AMENDMENT
                                       to
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           BRANDES INTERNATIONAL FUND



         Pursuant  to  ARTICLE  VIII,  Section  4 of the  Declaration  of Trust,
ARTICLE V, Section 2 of the Declaration of Trust is hereby amended to read as follows:

         Section 2. Voting Power and Meetings.  Meetings of the Shareholders may
         ---------  -------------------------
be called by the  Trustees  for the purpose of electing  Trustees as provided in
Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of the Shareholders shall be called by any Trustee upon written request of Shareholders holding, in the aggregate, not less than 10% of the Shares, such request specifying the purpose or purposes for which such meeting is to be called. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this Amendment to the Agreement and Declaration of Trust this 7th day of December, 1994.


/s/ Robert H. Wadsworth
-----------------------
    Robert H. Wadsworth


/s/ Richard D. Burritt
-----------------------
    Richard D. Burritt


/s/ Deborah A. Moudy
-----------------------
    Deborah A. Moudy